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                                                                    EXHIBIT 23.4

                             CONSENT OF CPM GROUP

We hereby consent to references to our name and to any analyses performed by us in our capacity as an independent [Advisor] to Apex Silver Mines Limited the ("Company") which are set forth in the Registration Statement on Form S-1 filed by the Company with the Securities Exchange Commission ("Commission") on August 29, 1997 or in any related, abbreviated registration statement filed by the Company with the Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended.


                                                /s/ Jeffrey M. Christian
                                                --------------------------
                                                CPM Group

New York, NY
August 19, 1997.